EXHIBIT 99.1

j2 Global Reports 2004 Financial Results—
Exceeds Revenue and EPS Guidance

2004 revenues are $106.3 million with EPS of $1.24 per share

LOS ANGELES—February 3, 2005—j2 Global Communications, Inc. [NASDAQ: JCOM], a leading provider of outsourced, value-added messaging and communications services, today reported financial results for the fourth quarter and year ended December 31, 2004.

ANNUAL RESULTS

For the fiscal year 2004, total revenues increased 48% to $106.3 million compared to $71.6 million in fiscal 2003.

Earnings before income taxes for 2004 grew to $47.2 million from $27.7 million for fiscal 2003, a 71% increase. Net earnings for 2004 were $31.6 million compared with $35.8 million for fiscal 2003.

Earnings before income taxes per diluted share for 2004 increased to $1.86 from $1.10 in 2003. Net earnings per diluted share for 2004 were $1.24 compared to $1.42 in 2003. Net earnings in 2004 are based upon a 33% tax rate compared to a tax rate of (29%) in 2003. The 2003 tax rate reflects a tax benefit from the Company’s net operating loss carry-forwards.

Key financial results for fiscal year 2004 versus fiscal year 2003 are as follows:

	2004	2003
Revenues	$106.3 million	$71.6 million
Earnings Before Income Taxes	$47.2 million	$27.7 million
Net Earnings	$31.6 million	$35.8 million
Earnings Before Income Taxes Per Share	$1.86	$1.10
Net Earnings Per Share	$1.24	$1.42
Free Cash Flow (1)	$44.3 million	$29.1 million
(1)	Net cash provided by operating activities, less purchases of property and equipment.

QUARTERLY RESULTS

Total revenues for Q4 2004 were $29.8 million compared to $20.5 million for Q4 2003, a 46% increase.

Earnings before income taxes for Q4 2004 were $13.2 million compared to $8.6 million for Q4 2003, a 54% increase. Net earnings for Q4 2004 were $9.6 million compared to $17.6 million in Q4 2003.

Earnings before income taxes per diluted share for Q4 2004 increased to $0.51 compared to $0.34 in Q4 2003. Net earnings per diluted share for Q4 2004 were $0.37 compared to $0.69 in Q4 2003. Net earnings in Q4 2004 are based upon a 28% tax rate compared to a tax rate of (104%) in Q4 2003. The Q4 2003 tax rate reflects a tax benefit from the Company’s net operating loss carry-forwards.

The Company ended the year with approximately $93.8 million in cash and investments as compared to $63.8 million as of December 31, 2003.

Key financial results for the fourth quarter of 2004 versus the fourth quarter of 2003 are as follows:

	Q4 2004	Q4 2003
Revenues	$29.8 million	$20.5 million
Earnings Before Income Taxes	$13.2 million	$8.6 million
Net Earnings	$9.6 million	$17.6 million
Earnings Before Income Taxes Per Share	$0.51	$0.34
Net Earnings Per Share	$0.37	$0.69
Free Cash Flow (1)	$10.9 million	$9.3 million
(1)	Net cash provided by operating activities, less purchases of property and equipment.

“2004 was an excellent year for j2 Global, both financially and operationally,” said Scott Jarus, president of j2 Global. “We significantly increased our international network and marketing programs, made substantial penetration into large corporate accounts through our enterprise sales team, enhanced our patent portfolio, and expanded the breadth of our online marketing relationships.”

2005 BUSINESS OUTLOOK

“We have a goal of continuing to grow our revenues annually by approximately 40 percent, and to maintain a 40 percent, or better, operating margin,” said R. Scott Turicchi, chief financial officer. “We believe these targets are consistent with our historical performance and reflect our intention to invest in future service offerings and marketing programs.”

For fiscal year 2005, the Company anticipates that its revenues will be in the range of $145 million to $148 million and its net earnings per diluted share will be in the range of $1.70 to $1.75. This earnings estimate assumes an effective annual tax rate for 2005 in the range of 25% to 28%.

The net earnings per share guidance above does not reflect the potential impact of the Company being required to expense stock-based compensation in its net earnings, other than in accordance with currently effective accounting standards.

A summary of this fiscal 2005 financial guidance is set forth in the table below:

Fiscal Year 2005
Revenues	$145 - $148 million
Net Earnings Per Share (1)	$1.70 - $1.75
(1)   Per share guidance is based upon fully diluted shares of 25.8 million as of January 31, 2005.

The Company expects Q1 2005 revenues to approximate $32.2 million and Q1 2005 net earnings per diluted share to approximate $0.39.

A summary of this Q1 2005 financial guidance is set forth in the table below:

Q1 2005
Revenues	$32.2 million
Net Earnings Per Share (1)	$0.39

(1)	Per share guidance is based upon fully diluted shares of 25.8 million as of January 31, 2005.

About j2 Global Communications
Founded in 1995, j2 Global Communications, Inc., provides outsourced, value-added messaging and communications services to individuals and businesses around the world. j2 Global’s network spans more than 1,500 cities in 22 countries on five continents. The Company offers faxing and voicemail solutions, document management solutions, Web-initiated conference calling, and unified-messaging and communications services. j2 Global markets its services principally under the brand names eFax®, j2®, jConnect®, JFAX®, eFax Corporate®, Onebox®, Electric Mail®, jBlast ®, eFax BroadcastTM, eVoiceTM, PaperMaster®, ConsensusTM, M4 Internet® and Protofax®. As of December 31, 2004, j2 Global had achieved 31 consecutive quarters of revenue growth and 12 consecutive quarters of positive earnings. For more information about j2 Global, please visit www.j2global.com.

Contacts:
Christine Brodeur or Jonathan Rodgers	Jeff Adelman
Socket Media, Inc.	j2 Global Communications, Inc.
310-829-0556 or 310-829-0520	323-372-3617
info@socketmedia.com	press@j2global.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Act of 1995, particularly those contained in the “Business Outlook” portion. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: Subscriber growth and retention; variability of usage-based revenue based on chan ging conditions in particular industries and the economy generally; ability to obtain telephone numbers in sufficient quantities on acceptable terms; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments surrounding unified messaging and telecommunications; and other factors set forth in j2 Global’s filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the Annual Report on Form 10-K filed by j2 Global on March 15, 2004, and the other reports filed by j2 Global from time to time with the SEC, each of which is available at www.sec.gov. The guidance provided in the “Busines s Outlook” portion of this press release is based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update this guidance.

j2 GLOBAL COMMUNICATIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	THREE MONTHS ENDED DECEMBER 31,		YEAR ENDED DECEMBER 31,
	2004	2003	2004	2003

Revenues
Subscriber	$29,050	$19,518	$103,160	$68,085
Advertising	669	805	2,745	2,707
Licensing and Other	80	151	438	830

Total revenue	29,799	20,474	106,343	71,622

Cost of revenues	4,448	3,572	16,514	13,323

Gross profit	25,351	16,902	89,829	58,299

Operating expenses:
Sales and marketing	5,226	2,898	18,501	11,171
Research, development and engineering	1,517	1,140	5,249	4,195
General and administrative	5,506	4,387	20,043	15,683

Total operating expenses	12,249	8,425	43,793	31,049

Operating earnings	13,102	8,477	46,036	27,250

Other income, net	140	150	1,183	419

Earnings before income taxes	13,242	8,627	47,219	27,669

Income tax expense	3,652	(8,999)	15,612	(8,137)

Net earnings	$9,590	$17,626	$31,607	$35,806

Basic net earnings per share	$0.41	$0.76	$1.36	$1.58

Diluted net earnings per share	$0.37	$0.69	$1.24	$1.42

Basic weighted average shares outstanding	23,566,518	23,074,027	23,312,744	22,731,894

Diluted weighted average shares outstanding	25,809,247	25,670,034	25,431,131	25,183,088

j2 GLOBAL COMMUNICATIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	DECEMBER 31,	DECEMBER 31,
	2004	2003

ASSETS
Cash and cash equivalents	$39,890	$46,882
Short-term investments	26,149	8,539
Accounts receivable, net	8,227	5,877
Prepaid expenses and other	2,873	2,571
Deferred income taxes	2,148	10,004

Total current assets	79,287	73,873

Long-term investments	27,753	8,408
Property and equipment, net	12,386	6,594
Goodwill	20,173	15,616
Other purchased intangibles, net	11,256	2,320
Other assets	170	329
Deferred income taxes	2,295	5,716

TOTAL ASSETS	$153,320	$112,856

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$5,516	$4,010
Deferred revenue	5,378	4,698
Deferred income taxes	403	-
Current portion of long-term debt	1,196	1,022

Total current liabilities	12,493	9,730

Long-term debt	866	221

Total liabilities	13,359	9,951

Total stockholders' equity	139,961	102,905

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$153,320	$112,856

j2 GLOBAL COMMUNICATIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	THREE MONTHS ENDED DECEMBER 31,		YEAR ENDED DECEMBER 31,
	2004	2003	2004	2003

Cash flows from operating activities:
Net earnings	$9,590	$17,626	$31,607	$35,806
Adjustments to reconcile net earnings to net cash
provided by operating activities:
Depreciation and amortization	1,094	924	4,549	3,910
Compensation in exchange for note reduction	43	42	173	172
Tax benefit of non-qualifying stock option exercises	930	6,334	2,949	7,060
Deferred income taxes	2,990	(15,720)	11,678	(15,720)
Decrease (increase) in:
Accounts receivable	627	(49)	(1,705)	(606)
Interest receivable	9	1	13	(26)
Prepaid expenses	(21)	521	1,088	1,063
Other assets	(637)	(950)	(997)	(1,089)
(Decrease) increase in:
Accounts payable	291	421	1,466	26
Deferred revenue	(131)	1,007	500	2,033

Net cash provided by operating activities	14,785	10,157	51,321	32,629

Cash flows from investing activities:
Redemption (purchase) of investments	(12,353)	(8,734)	(36,870)	(16,947)
Purchases of property and equipment	(3,883)	(906)	(6,981)	(3,566)
Proceeds from sale of equipment	-	-	-	73
Acquisition of business, net of cash received	(46)	218	(8,607)	(757)
Payment of accrued exit costs	(155)	-	(503)
Purchase of intangible assets	(514)	-	(5,374)	(200)
Repayment of note receivable, net	-	1	-	540

Net cash used in investing activities	(16,951)	(9,421)	(58,335)	(20,857)

Cash flows from financing activities:
Issuance of common shares issued under Employee
Stock Purchase Plan	111	122	436	392
Exercise of stock options and warrants	390	58	1,464	2,964
Repayments of long-term debt and capital leases	(853)	(347)	(1,972)	(1,023)

Net cash provided by (used in) financing activities	(352)	(167)	(72)	2,333

Effect of exchange rate on cash and cash equivalents	65	-	94	-

Net increase in cash	(2,453)	569	(6,992)	14,105

Cash and cash equivalents, beginning of period	42,343	46,313	46,882	32,777

Cash and cash equivalents, end of period	$39,890	$46,882	$39,890	$46,882

j2 GLOBAL COMMUNICATIONS, INC.
UNAUDITED RECONCILIATION OF FREE CASH FLOW
(IN THOUSANDS)

Free Cash Flow amount is not meant as a substitute for GAAP, but is solely for information purposes.  The following table illustrates the adjustments and reconciles Free Cash Flow data to that reported in the financial statements.

	THREE MONTHS ENDED DECEMBER 31,		YEAR ENDED DECEMBER 31,
	2004	2003	2004	2003

Net cash provided by operating activities	$14,785	$10,157	$51,321	$32,629

Deduct:
Purchases of property and equipment	(3,883)	(906)	(6,981)	(3,566)

Free Cash Flow (1)	$10,902	$9,251	$44,340	$29,063

(1)   Free Cash Flow represents cash flow from operations calculated in accordance with generally accepted accounting principles ("GAAP") after deducting purchases of property and equipment.  The Company believes that Free Cash Flow is a useful measure of operating performance because it better reflects the resources generated that could be utilized for strategic opportunities including, among others, to invest in the business, make strategic acquisitions, strengthen the balance sheet and repurchase stock.  Free Cash Flow is not determined in accordance with GAAP and should not be considered as an alternative to historical financial results presented in accordance with GAAP.